Exhibit 99.1

Media Contact:
Steve Sabicer
714-907-6264
ssabicer@thesabicergroup.com

Investor Contact:
Susan Morrison
858-366-6900 x7005
smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports Second Quarter 2016 Financial Results, Updates 2016 Guidance and Announces New t:slim X2™ Insulin Pump and Associated Technology Upgrade Program

San Diego, July 28, 2016 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the t:slim®, t:slim G4™ and t:flex® Insulin Pumps, today reported its financial results for the quarter ended June 30, 2016 and updated its financial guidance for the year ending December 31, 2016. The Company also announced the development of a next generation pump platform, the t:slim X2™ Insulin Pump, which the Company is planning to launch in the fourth quarter of 2016. With today’s announcement, the Company will begin to offer eligible t:slim® and t:slim G4™ Insulin Pump customers a Technology Upgrade Program to provide a pathway to the new t:slim X2 Pump when it becomes available.

Second Quarter 2016 Highlights

•	Sales grew 46 percent to $23.0 million from $15.7 million

•	Total pump shipments grew 38 percent to 4,582 pumps from 3,331 pumps

•	Operating margin improved to negative 74 percent from negative 119 percent

First Half 2016 Highlights

•	Sales grew 54 percent to $43.0 million from $28.0 million

•	Total pump shipments grew 48 percent to 8,624 pumps from 5,818 pumps

•	Operating margin improved to negative 84 percent from negative 140 percent

“We are defining a revolutionary approach to customer care by combining our next generation t:slim X2 Pump with the Tandem Device Updater to offer our customers a path to new innovations,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “Tandem’s technology provides our customers and their healthcare providers with the confidence of knowing that the pump they choose today is also a device for the future.”

t:slim X2 Insulin Pump Platform

The t:slim X2 Pump features new hardware advancements, including a new two-way Bluetooth® wireless technology radio for communicating with more than one external device at a time. The Company expects that these advancements, together with future anticipated applications of the recently approved Tandem Device Updater, which enables the Company to roll out remote software updates, will provide its customers upgrade-ability to continuous glucose monitoring integration and artificial pancreas pump algorithms. The Company anticipates that the commercial launch of the t:slim X2 Insulin Pump will commence in the fourth quarter of 2016.

Technology Upgrade Program

The Company is implementing a Technology Upgrade Program that will allow eligible t:slim and t:slim G4 Pump customers access to features and capabilities of a t:slim X2 Pump for a fee, ranging from no cost to $799. The Upgrade Program is available now through September 30, 2017.

Additional information regarding the terms of the Upgrade Program is provided in the attached Exhibit and on the Company’s website at www.tandemdiabetes.com/upgrade.

Second Quarter 2016 Results

Sales grew 46 percent to $23.0 million for the quarter ended June 30, 2016 compared to $15.7 million for the same period of 2015. Pump shipments grew 38 percent to 4,582 for the second quarter of 2016 compared to 3,331 pumps shipped in the same period of 2015.

Gross margin was 36 percent for the quarter ended June 30, 2016 compared to 31 percent for the same period of 2015.

For the second quarter of 2016, operating expenses totaled $25.2 million compared to $23.5 million for the same period of 2015.

Operating loss for the second quarter of 2016 was $17.1 million, compared to $18.7 million for the same period of 2015. Operating margin for the second quarter was negative 74 percent compared to negative 119 percent in the same period of last year. Both operating loss and operating margin included non-cash charges for stock-based compensation of $3.0 million and depreciation and amortization of $1.4 million for the second quarter of 2016, compared to stock-based compensation of $3.3 million and depreciation and amortization of $1.2 million, for the comparable period of 2015.

As of June 30, 2016, the Company had $56.3 million in cash, cash equivalents and short-term investments. In addition, the Company has a one-time option to draw up to an additional $35 million on or before December 31, 2016 under its term loan facility with CRG.

2016 Guidance

“Our new Upgrade Program underscores Tandem’s commitment to deliver ongoing innovation to both our existing and new customers, and we anticipate that it will contribute to our momentum as the fastest growing insulin pump company1,” said John Cajigas, Executive Vice President and Chief Financial Officer of Tandem Diabetes Care. “By providing our customers with a high level of flexibility under our Upgrade Program, it results in accounting complexities that will change the way we recognize revenue and costs from our pump sales. In order to provide meaningful comparisons to our historical financial results and trends, we are now providing a number of financial measures on a non-GAAP basis.”

The Company’s annual guidance for 2016 was previously provided in accordance with United States generally accepted accounting principles (“GAAP”). As a result of the Upgrade Program, the Company is now providing annual financial guidance on a non-GAAP basis. This change is the result of it being difficult to estimate or predict the timing and utilization of the Upgrade Program, therefore difficult to estimate or predict its impact on the Company’s GAAP financial results. As a result, it is not possible for the Company to provide GAAP-based guidance on sales and operating margin for 2016, or to provide a reconciliation of GAAP guidance to non-GAAP guidance with any degree of certainty. In the future, the Company expects to provide its operating results on both a GAAP and non-GAAP basis.

For the year ending December 31, 2016, the Company is changing its prior guidance as set forth below. The changes reflect both the positive momentum in the Company’s business partially offset by the estimated impact of the previously announced decision by UnitedHealthcare that, effective July 1, 2016, most of their members over age 18 no longer have a choice among insulin pump providers.

•	Non-GAAP sales are now estimated to be in the range of $105 million to $110 million. The Company’s prior GAAP sales guidance range was $108 million to $115 million.

•	Non-GAAP operating margin is estimated to be in the range of negative 52 percent to negative 62 percent, which is the same as guidance previously provided on a GAAP basis, both of which include:

•	Approximately $13.0 million to $14.0 million in non-cash, stock-based compensation expense; and

•	Approximately $5.0 million to $6.0 million of depreciation and amortization.

Additional information regarding the anticipated accounting treatment associated with the Upgrade Program is provided in the attached Exhibit.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days. To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code “46174679”.

Use of Non-GAAP Measures

The Company presents certain non-GAAP financial measures in this press release, including projected non-GAAP sales and operating margin, to provide information that may assist investors in understanding its financial results, assessing its prospects for future performance and allowing for a meaningful comparison of projected results to historical results. As discussed above, the Upgrade Program will create unpredictable GAAP-based results for the duration of the Upgrade Program due to accounting complexities that result in the GAAP results being dependent on a number of future events and variables that are difficult to estimate or predict. Due to this accounting complexity, and the resulting uncertainty in GAAP results, the Company is now providing guidance for the year ending December 31, 2016 on a non-GAAP basis, which excludes the impact of the Upgrade Program.

These non-GAAP financial measures will be used internally by the Company to analyze its operating performance and prospects for future performance for the duration of the Upgrade Program. The principal limitation of these non-GAAP financial measures is that they do not necessarily reflect, and may not be a good estimate of, the amount that will actually be recorded in the Company’s financial statements in accordance with GAAP. The non-GAAP financial guidance is not intended to be considered in isolation or as a substitute for, or superior to, financial information and guidance prepared and presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period.

Because of the difficultly in estimating the accounting impact from the Upgrade Program, the Company cannot provide a reconciliation of non-GAAP sales and operating margin guidance to GAAP sales and operating margin guidance with any level of certainty and without unreasonable efforts.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company with an innovative, user-centric and integrated approach to the design, development and commercialization of products for people with diabetes who use insulin. The Company manufactures and sells the t:slim® Insulin Pump, the slimmest and smallest durable insulin pump currently on the market, the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements, and the t:slim G4™ Insulin Pump, the first CGM-enabled pump with touchscreen simplicity. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes, use #tslim, #tslimG4, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

t:slim, t:flex, and Tandem Diabetes Care are registered trademarks, and t:slim G4 is a trademark of Tandem Diabetes Care, Inc.

The Bluetooth® word mark and logos are registered trademarks owned by Bluetooth SIG, Inc., and any use of such marks by Tandem Diabetes Care, Inc. is under license. Other trademarks and trade names are those of their respective owners

[1]	dQ&A Connections Survey Q4 2015

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements relate to, among other things, the timing of the commercial launch of the t:slim X2 Insulin Pump, the ability of the t:slim X2 Insulin Pump to offer certain features and deliver the intended benefits, potential future uses of the Tandem Device Updater, the impact of the implementation of the Technology Update Program on the Company’s financial results, and the Company’s projected financial results, including its projected sales and operating margins. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, successful commercialization of the t:slim X2 Insulin Pump may be negatively impacted by a number of factors, including lack of market acceptance by physicians and people with diabetes; the potential that newer products that compete with this product, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render this product obsolete or less desirable; and the potential that the pump purchasing process, including insurance verification approval for individual customers, may delay or prevent the sale of the pump. In addition, factors that will affect the impact of the Technology Update Program on the Company’s financial results include the mix of pumps sold during the Program period, the percentage of customers that choose to upgrade, the upgrade option chosen by the customer, and the timing of the launch of the t:slim X2 Insulin Pump. Other risks and uncertainties include the Company’s inability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s inability to contract with additional third-party payors for reimbursement of the Company’s products; uncertainty associated with the development of new products generally; possible future actions of the U.S. Food and Drug Administration or any other regulatory body or governmental authority; and other risks identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

# # #

TANDEM DIABETES CARE, INC.
CONDENSED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2016	2015
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents and short-term investments	$54,318	$71,106
Restricted cash	2,000	2,000
Accounts receivable, net	9,426	14,055
Inventory, net	21,692	17,543
Other current assets	3,445	2,280

Total current assets	90,881	106,984
Property and equipment, net	16,242	15,526
Other long term assets	2,067	2,215

Total assets	$109,190	$124,725

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expense and employee-related liabilities	$19,970	$19,116
Deferred revenue	1,763	1,822
Other current liabilities	5,332	5,582

Total current liabilities	27,065	26,520
Notes payable-long-term	44,398	29,275
Other long-term liabilities	5,654	5,462

Total liabilities	77,117	61,257
Total stockholders’ equity	32,073	63,468

Total liabilities and stockholders’ equity	$109,190	$124,725

TANDEM DIABETES CARE, INC.
CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Sales	$22,985	$15,706	$43,043	$28,014
Cost of sales	14,809	10,905	27,939	20,406

Gross profit	8,176	4,801	15,104	7,608
Operating expenses:
Selling, general and administrative	21,087	19,599	43,084	38,954
Research and development	4,142	3,873	8,310	7,735

Total operating expenses	25,229	23,472	51,394	46,689

Operating loss	(17,053)	(18,671)	(36,290)	(39,081)
Other income (expense), net:
Interest and other income	107	61	225	160
Interest and other expense	(1,379)	(923)	(2,744)	(1,821)

Total other expense, net	(1,272)	(862)	(2,519)	(1,661)

Net loss	$(18,325)	$(19,533)	$(38,809)	$(40,742)

Net loss per share, basic and diluted	$(0.60)	$(0.65)	$(1.28)	$(1.47)

Weighted average shares used to compute basic and diluted net loss per share	30,489	29,902	30,392	27,723

Press Release Exhibit

Summary of Technology Upgrade Program and Anticipated Accounting Treatment

Tandem Diabetes Care, Inc.

July 28, 2016

Program Overview

Tandem Diabetes Care, Inc. (“Tandem” or the “Company”) is launching a Technology Upgrade Program (the “Upgrade Program”) as a pathway for its t:slim® and t:slim G4™ Insulin Pump customers to experience the Company’s latest technology, the t:slim X2™ Insulin Pump platform, which is under development. The Company is planning to launch the t:slim X2 Pump in the fourth quarter of 2016. Pending appropriate regulatory approvals, the Company subsequently expects to offer t:slim X2 customers integration with the Dexcom G5® Mobile continuous glucose monitoring system through a remote software update. The t:slim X2 Pump features new hardware advancements, including a two-way Bluetooth® wireless technology radio for communicating with more than one external device at a time. The Company expects these advancements, together with the Company’s future anticipated use of the Tandem Device Updater to deliver remote software updates, will offer customers a path to new innovations separate from the typical multi-year hardware replacement cycle. The Upgrade Program is available to eligible customers now through September 30, 2017.

Eligibility and Terms*

A summary of the eligibility and terms of the Upgrade Program is provided in the following tables:

t:slim Pump Customers

Offer	Purchase Date	Fee to Upgrade
	On or after July 1, 2016	$0 until December 31, 2016, $399 thereafter

Exchange existing t:slim Pump for new t:slim X2 Pump	July 1, 2015 - June 30, 2016	$399

	Purchased prior to June 30, 2015	$799

t:slim G4 Pump Customers

Offer	Effective Date	Fee to Upgrade
Option A: Exchange Option
Exchange existing t:slim G4 Pump for new t:slim X2 Pump	Effective following the launch of the t:slim X2 Pump	$799

Option B: Service Plan
Existing t:slim G4 Pump will have hardware retrofit and returned with same capabilities as new t:slim X2 Insulin Pumps*	Effective following FDA approval of the t:slim X2 Insulin Pump with G5 integration	$399

*	Subject to applicable regulatory approvals of future products. Pricing terms and conditions for the Upgrade Program are subject to change at any time, without notice. Limitations apply. This offer is not available for t:slim customers under 6 years of age or t:slim G4 customers under 12 years of age. Offer is not valid for prescriptions reimbursed or paid under Medicare, Medicaid or any government (public insurance) programs. Exclusions may apply based on applicable private insurance programs. The Upgrade program is available only for customers whose Tandem pump is within the warranty period. The warranty period of a customer’s existing t:slim or t:slim G4 will apply to the pump received or retrofitted through the Upgrade Program. Offer is void where prohibited. Additional terms and conditions are available at www.tandemdiabetes.com/upgrade.

Anticipated Accounting Treatment of Upgrade Program

Under United States generally accepted accounting principles (“GAAP”), the Company will not be able to fully recognize the revenue and cost of goods sold associated with the sale at the time of the initial purchase for eligible customers who purchase a t:slim Pump or t:slim G4 Pump beginning July 1, 2016 through the duration of the Upgrade Program.

Under GAAP rules, the opportunity for a customer to receive future upgrades and services represents a right of return or guarantee at the time of the initial product purchase. Tandem has not offered an upgrade program in the past and does not have sufficient history with similar programs to estimate the number of customers that will participate. As a result, the Company anticipates that sales and cost of goods sold for all eligible t:slim Pump and t:slim G4 Pump shipments will be subject to deferral as summarized in the following table:

Anticipated Upgrade Program Accounting Treatment

for Eligible Shipments on or After July 1, 2016

Product	Sales Deferral	Cost of Goods Sold Deferral
t:slim Pump	100% of each sale as a right of return.	100% of the cost of goods sold as a right of return.

t:slim G4 Pump	A portion of each sale will be deferred. Determination of the amount of the deferral primarily based on the date of initial sale relative to the anticipated availability of the t:slim X2 with G5 integration.	No deferral.

The Company expects to recognize the deferred amount of sales and costs of goods sold at the earlier of when the Company’s obligations under the Upgrade Program are satisfied or when the Upgrade Program expires on September 30, 2017. If a customer elects to participate in the Upgrade Program, the Company will recognize the upgrade fee that it receives and the associated costs at the time of fulfilling the given obligation.

The above summary of anticipated accounting treatment represents the Company’s current expectations, but is preliminary and subject to future modification.